Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated November 30, 2017 relating to the consolidated financial statements of Castor Maritime Inc. and its subsidiary, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece
November 30, 2017